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                                                                     EXHIBIT 8.1


  [LETTERHEAD OF JENKENS & GILCHRIST A PROFESSIONAL CORPORATION APPEARS HERE]




                                December 4, 1997



FFP Partners, L.P.
2801 Glenda Avenue
Fort Worth, Texas  76117

     Re:  Restructuring of FFP Partners, L.P.

Dear Gentlemen:

     We have acted as counsel to FFP Partners, L.P., a Delaware limited partnership (the "FFP Partners"), FFP Marketing Company, Inc., a Texas corporation (the "Marketing Company"), and FFP Real Estate Trust, a Texas real estate investment trust (the "REIT") in connection with the Restructuring of FFP Partners pursuant to a Proxy Statement/Prospectus (the "Proxy Statement"), a Registration Statement on Form S-4 of the Marketing Company (the "Marketing Company Registration Statement"), and a Registration Statement on Form S-4 of the REIT (the "REIT Registration Statement") originally filed with the Securities and Exchange Commission under the Securities Act of 1933 on December 5, 1997. Capitalized terms not defined herein shall have the meaning ascribed to them in the Proxy Statement.

     You have requested our opinion with respect to certain matters in connection with the Proxy Statement.

     In connection with the foregoing request, FFP Partners and FFP's General Partner have made the following representations:

          (a) FFP Partners has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) their resective partnership agreements, and (iii) the description thereof in the Proxy Statement;

          (b) FFP Partners will not elect to be treated as an association taxable as a corporation;
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  [LETTERHEAD OF JENKENS & GILCHRIST A PROFESSIONAL CORPORATION APPEARS HERE]


FFP Partners, L.P.
December 4, 1997
Page 2


          (c) FFP Partners satisfies the Pre-1997 Classification Requirements provided in Section 301.7701-3(f)(2) of the Regulations;

          (d) For each taxable year beginning after December 28, 1997, less than 10% of the gross income of FFP Partners will be derived from sources other than "qualifying income" within the meaning of Section 7704(d) of the Code;

          (e) For purposes of Section 7704 of the Code and the Treasury Regulations thereunder, the Partnership qualifies as an "existing partnership" within the meaning of Section 1.7704-2 of the Regulations and will continue to so qualify through December 31, 1997;

          (f) Immediately prior to the Restructuring, all indebtedness of the Operating Partnership will be recourse indebtedness for which no limited partner of the Operating Partnership is considered to bear the economic risk of loss; and

          (g) At the time of the Contribution, Operating Partnership's aggregate adjusted tax basis in its assets will be greater than the amount of the Operating Partnership's indebtedness.

     Based upon the foregoing representations and the facts and assumptions described in the Proxy Statement, the Code, existing regulations thereunder, published rulings and judicial decisions currently outstanding, it is our opinion that the discussion of federal income tax law set forth in the Proxy Statement under the headings "Summary--What are my tax consequences in these transactions?" and "Federal Income Tax Considerations" is correct.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may thereafter be brought to our attention. Our opinions are based upon laws, regulations, published rulings and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule, or governmental policy that may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of such future changes that may affect our opinions.
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  [LETTERHEAD OF JENKENS & GILCHRIST A PROFESSIONAL CORPORATION APPEARS HERE]


FFP Partners, L.P.
December 4, 1997
Page 3


     We are rendering this opinion as of the time the Registration Statement becomes effective. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.


                              Respectfully submitted,


                              JENKENS & GILCHRIST, P.C.


                              By: /s/ William P. Bowers
                                 -----------------------
                                    William P. Bowers,
                                    Authorized Signatory